Exhibit 21.1

SAFEWAY INC.

SCHEDULE OF SUBSIDIARIES

As of December 29, 2007

The following is a list of the Company’s subsidiaries and includes all subsidiaries deemed significant. The jurisdiction of each company is listed in parentheses. Thirty-six (36) companies are not listed because they are maintained solely for the purpose of holding licenses, they hold no assets or because they are less than majority owned.

Blackhawk Network Holdings, Inc. and its subsidiaries: (DE)

Blackhawk Network California, Inc. (CA)

Blackhawk Network, Inc. and its subsidiaries: (AZ)

Blackhawk Network (Australia) Pty Ltd. (Australia)

Blackhawk Network (Canada) Ltd. (Canada)

Blackhawk Network (UK) Ltd. (United Kingdom)

El Paso LNG Altamira II B.V. and its subsidiaries: (The Netherlands)

Blackhawk Network (France) SARL (France)

Blackhawk Network Germany GmbH (Germany)

EWI Holdings, Inc. and its subsidiary: (DE)

Blackhawk Network Mexico S. de R.L. de C.V. (Mexico)

Blackhawk Marketing, LLC (DE)

Casa Ley Services, Inc. (DE)

Cayam Energy, LLC (DE)

ePOS! Marketing Company (CA)

GFM Holdings I, Inc. and its subsidiary: (DE)

GFM Holdings LLC, general partner of: (DE)

Genuardi’s Family Markets LP (DE)

GFM Holdings II, Inc. (DE)

Lahaina Beverage Management, Inc. (HI)

Lucerne Foods, Inc. (fdba Omnibrands) Inc. and its subsidiaries: (DE)

Eating Right LLC (DE)

Lucerne Dairy Products LLC (DE)

Lucerne North America LLC (DE)

O Organics LLC (DE)

Milford Insurance (Bermuda) Ltd. (Bermuda)

Milford Insurance Brokerage Services, Inc. (DE)

Oakland Property Brokerage Inc. (DE)

Pak ‘N Save, Inc. (CA)

Photo Acquisition I, Inc. and its subsidiary: (DE)

Everett Realty Advisors, LLC (DE)

Point Fosdick Square LLC (WA)

SCHEDULE OF SUBSIDIARIES, Continued

As of December 29, 2007

Randall’s Holdings, Inc. and its subsidiaries: (DE)

Randall’s Finance Company, Inc. (DE)

Randall’s Investments, Inc. (DE)

Randall’s Food Markets, Inc., general partner of: (DE)

Randall’s Food & Drugs LP and its subsidiary: (DE)

Randall’s Management Company, Inc. and its subsidiary: (DE)

Randall’s Beverage Company, Inc. (TX)

Safeway #0638 Exchange, LLC (OR)

Safeway Australia Holdings, Inc. (DE)

Safeway Canada Holdings, Inc. and its subsidiary: (DE)

Safeway New Canada, Inc. and its subsidiary: (DE)

Canada Safeway Limited and its subsidiaries: (Canada)

Canada Safeway Liquor Stores Corp. (Canada)

River East Plaza Corp. (Canada)

RSM Shopping Centre Corp. (Canada)

Safeway Int’l Finance Corp. of Canada Ltd. (Canada)

Safeway Ontario Finance ULC (Canada)

Safeway Claim Services, Inc. (DE)

Safeway Corporate, Inc. and its subsidiaries: (DE)

Safeway Stores 67, Inc. (DE)

Safeway Stores 68, Inc. (DE)

Safeway Stores 69, Inc. (DE)

Safeway Stores 70, Inc. (DE)

Safeway Dallas, Inc. and its subsidiaries: (DE)

Avia Partners, Inc. (DE)

Safeway Stores 78, Inc. (DE)

Safeway Stores 79, Inc. (DE)

Safeway Stores 80, Inc. (DE)

Safeway Stores 82, Inc. (DE)

Safeway Stores 85, Inc. (DE)

Safeway Stores 86, Inc. (DE)

Safeway Stores 87, Inc. (DE)

Safeway Stores 88, Inc. (DE)

Safeway Stores 89, Inc. (DE)

Safeway Stores 90, Inc. (DE)

Safeway Stores 91, Inc. (DE)

Safeway Stores 92, Inc. (DE)

Safeway Stores 96, Inc. (DE)

Safeway Stores 97, Inc. (DE)

Safeway Stores 98, Inc. (DE)

SCHEDULE OF SUBSIDIARIES, Continued

As of December 29, 2007

Safeway Denver, Inc. and its subsidiaries: (DE)

Safeway Stores 44, Inc. (DE)

Safeway Stores 45, Inc. (DE)

Safeway Stores 46, Inc. (DE)

Safeway Stores 47, Inc. (DE)

Safeway Stores 48, Inc. (DE)

Safeway Stores 49, Inc. (DE)

Safeway Stores 50, Inc. (DE)

Safeway Gift Cards, LLC (AZ)

Safeway Global Sourcing Holdings Ltd. and its subsidiaries: (BVI)

Safeway Global Sourcing (Macao Commercial Offshore) Limited (Macau)

Safeway Global Sourcing Limited (Hong Kong)

Safeway Holdings I, LLC and its subsidiary: (DE)

Groceryworks.com, LLC and its subsidiary: (DE)

Groceryworks.com Operating Company (DE)

Safeway Leasing, Inc. (DE)

Safeway Liquor Stores, Inc. (WY)

Safeway of Western Nebraska, Inc. (NE)

Safeway Philtech Holdings, Inc. and its subsidiary: (DE)

Safeway Philtech Inc. (Philippines)

Safeway Richmond, Inc. and its subsidiaries: (DE)

Safeway Stores 59, Inc. (DE)

Safeway Stores 58, Inc. and its subsidiary: (DE)

Safelease, Inc. (DE)

Safeway Select Gift Source, Inc. (DE)

Safeway Southern California, Inc. and its subsidiaries: (DE)

Safeway Stores 18, Inc. (DE)

Safeway Stores 26, Inc. (DE)

Safeway Stores 28, Inc. (DE)

Safeway Stores 31, Inc. (DE)

The Vons Companies, Inc. (MI)

Safeway Stores 42, Inc. (DE)

Safeway Stores 43, Inc. (DE)

Safeway Stores 64, Inc. (DE)

Safeway Stores 99, Inc. (DE)

Safeway Stores, Incorporated (DE)

Safeway Supply, Inc. and its subsidiaries: (DE)

Consolidated Procurement Services, Inc. (DE)

Safeway Stores 71, Inc. (DE)

Safeway Stores 72, Inc. (DE)

Safeway Stores 73, Inc. (DE)

Safeway Stores 74, Inc. (DE)

Safeway Stores 75, Inc. (DE)

Safeway Stores 76, Inc. (DE)

Safeway Stores 77, Inc. (DE)

SCHEDULE OF SUBSIDIARIES, Continued

As of December 29, 2007

Safeway Trucking, Inc. (DE)

SRG, Inc. (DE)

SSI – AK Holdings, Inc. and its subsidiary: (DE)

Carr-Gottstein Foods Co. and its subsidiaries: (DE)

AOL Express, Inc. (AK)

APR Forwarders, Inc. (AK)

Taylor Properties, Inc. (DE)

Vons REIT, Inc. and its subsidiary: (DE)

Dominick’s Supermarkets, Inc. and its subsidiaries: (DE)

Blackhawk Properties, Inc. (DE)

Blackhawk Developments, Inc. (DE)

Dominick’s Finer Foods, LLC and its subsidiaries: (DE)

Dominick’s Finer Foods, Inc. of Illinois (IL)

Dodi Hazelcrest, Inc. (DE)

Kohl’s of Bloomingdale, Inc. (IL)

Save-It Discount Foods Corporation (IL)

Vons Sherman Oaks, LLC (OR)

Westgate Center LLC (WA)

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